UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 16, 2010

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(425) 265-2400
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2010, the Compensation Committee of our Board of Directors (the “Committee”) adopted the Senior Officer Incentive Program (the “SOIP”) which sets forth administrative terms and conditions for annual cash incentive award opportunities for eligible senior officers for calendar year 2010 and thereafter.  The SOIP will operate as a “sub-plan” under the 2008 Omnibus Incentive Plan previously approved by our shareholders.  As to our Senior Officers, the SOIP replaces the Management Incentive Compensation Plan (“MICP”) under which eligible employees, including those now eligible to participate in the SOIP, have been eligible for annual cash bonuses based on achievement of performance goals.  Senior officers eligible to participate in the SOIP are our Chief Executive Officer, officers directly reporting to our Chief Executive Officer and all other officers subject to reporting under Section 16 of the Securities Exchange Act of 1934, as amended (“Senior Officers”).  Under the SOIP, Senior Officers are each assigned an individual target incentive opportunity, ranging from 40% to 100% of their annual salaries.  Participants can earn from 0% to 200% of target amounts, depending on company performance.  (Under the MICP, Senior Officers have had the same range of individual target incentive opportunity, and could earn from 0% to 150% of target amounts, depending on company performance.)

In connection with adoption of the SOIP, the Compensation Committee established performance goals and targets for incentive bonus amounts for the Senior Officers for calendar year 2010 (the “2010 Award Period”).  The performance goals for the 2010 Award Period (which are the same as those for 2009 under the MICP) and the relative weighting of the goals are as follows:

• Achievement of operating profit versus revenue, 70% weighting
• Achievement of operating profit versus average invested capital, 30% weighting

Target percentage opportunities established for the 2010 Award Period for our Chief Financial Officer and our other Senior Officers, including those who were Named Executive Officers in the 2009 proxy statement, are as follows:

Name	Title	Target Award As a Percentage of Annual Salary
Patrick J. Byrne	President & CEO	100%
Robert J. Driessnack	Senior VP, CFO	60%
Dennis Faerber	Senior VP, Global Supply Chain, Intermec Technologies Corporation	60%
Janis L. Harwell	Senior VP, General Counsel and Corporate Secretary, and Strategy	60%
James McDonnell	Senior VP, Global Sales, Intermec Technologies Corporation	70%
Earl Thompson	Senior VP, Mobile Solutions Business, Intermec Technologies Corporation	60%

The SOIP is filed with this Current Report as Exhibit 10.1, and the above description of the SOIP is qualified in its entirety by reference to the complete text of the SOIP.

Item 8.01	Other Events.

On February 16, 2010, the Committee also approved and adopted amendments to the Corporate Executive Severance Plan, none of which materially modified the plan.  The principal amendments to the Corporate Executive Severance Plan were to limit eligibility in the plan to Senior Officers (as defined above with respect to the SOIP); to rename the plan as the Senior Officer Severance Plan to reflect the change in eligibility; to require that any incentive compensation payouts under the plan be based on actual performance and payable only after actual performance is so determined (in order to comply with recently applicable IRS guidance under Internal Revenue Code Section 162(m)); and to remove change of control provisions from the plan since Senior Officers participate in our separate Change of Control Severance Plan.

A copy of the Senior Officer Severance Plan will be filed as an exhibit with our Form 10-Q for the fiscal quarter ending March 28, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1	Senior Officer Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Intermec, Inc.
          (Registrant)

Date: February 22, 2010	By: /s/ Janis L. Harwell Janis L. Harwell Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Officer Incentive Plan